Exhibit 99.1

                                                INVESTOR RELATIONS CONTACT:
                                                Blair W. Lambert
                                                Tel: 415-278-7933
                                                investor_relations@gymboree.com

                                                MEDIA RELATIONS CONTACT:
                                                Kimberly Kim
                                                Tel : 415-278-7472
                                                media_relations@gymboree.com

           THE GYMBOREE CORPORATION REPORTS FIRST QUARTER 2006 RESULTS

San Francisco, Calif., May 17, 2006 - The Gymboree Corporation (NASDAQ: GYMB) today reported earnings for the fiscal quarter ended April 29, 2006, of $17.9 million or $0.53 per diluted share including $1.8 million of stock-based compensation expense ($0.04 per diluted share) arising from the adoption of FAS Statement 123R. This compares to earnings from continuing operations of $5.3 million or $0.17 per diluted share for the same period of the prior year. The Company adopted FAS Statement 123R "Share-based Payment" beginning in fiscal 2006.

"Our operating income for the quarter increased over 230% from the prior year," said Matthew McCauley, Chief Executive Officer. "We're continuing to see the impact of our product, marketing, and operating initiatives drive bottom line success for our shareholders."

Net sales from retail operations for the fiscal quarter ended April 29, 2006, totaled $186.2 million, a 16% increase over the $160.8 million in net sales from retail operations for the first fiscal quarter of the prior year. As previously reported, comparable store sales from retail operations for the first fiscal quarter increased 13% over the same period last year. Total net sales for the first fiscal quarter were $188.9 million, an increase of 16% compared to total net sales of $163.0 million for the first fiscal quarter last year.

BUSINESS OUTLOOK

For the second fiscal quarter, the Company expects a mid to high single digit comparable store sales increase over the second fiscal quarter of the prior year. The Company expects a second fiscal quarter net loss in the range of $0.09 to $0.07 per diluted share including stock-based compensation expense of $0.04 per diluted share arising from the adoption of FAS Statement 123R. For the full fiscal year 2006, the Company now expects net income to be in the range of $1.37 to $1.40 per diluted share including stock-based compensation expense of $0.15. This full year earnings estimate represents a $0.15 increase over guidance issued on May 4, 2006, which excluded stock-based compensation expense.

MANAGEMENT PRESENTATION

The live broadcast of the discussion of the first quarter 2006 earnings results will be available to interested parties at 1:30 p.m. PT (4:30 p.m. ET) on Wednesday, May 17, 2006. To listen to the live broadcast over the Internet, please log on to www.gymboree.com, click on "Our Company" at the bottom of the page, go to "Investor and Media Relations" and then "Conference Calls, Webcasts & Presentations." A replay of the call will be available two hours after the broadcast through midnight ET, Wednesday, May 24, 2006, at 800-642-1687, passcode 8873064, as well as archived on our Web site at the same location as the live Web cast.

ABOUT THE GYMBOREE CORPORATION

The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of April 29, 2006, the Company operated a total of 672 stores: 567 Gymboree(R) retail stores (539 in the United States and 28 in Canada), 19 Gymboree Outlet retail stores, 69 Janie and Jack(R) retail shops and 17 Janeville(R) stores in the United States. The Company also operates online stores at www.gymboree.com and www.janieandjack.com, and offers directed parent-child developmental play programs at 540 franchised and company-operated centers in the United States and 27 other countries.

FORWARD-LOOKING STATEMENTS

The foregoing financial information for the fiscal quarter-ended April 29, 2006, is un-audited and subject to quarter-end and year-end adjustment, and could differ materially from the financial information indicated. The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated sales growth and cash flows and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, unanticipated costs actually incurred in connection with the liquidation of our UK and Ireland operations, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, effects of future embargoes from countries used to source product, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year-ended January 28, 2006. These forward-looking statements reflect The Gymboree Corporation's expectations as of April 29, 2006. The Gymboree Corporation undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack and Janeville are registered trademarks of The Gymboree Corporation.

                                      # # #

                            THE GYMBOREE CORPORATION
                            ------------------------
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   -------------------------------------------
                 (In thousands, except per share and store data)
                                   (Unaudited)

                                                                      13 WEEKS ENDED
                                                                 -------------------------
                                                                  APRIL 29,     APRIL 30,
                                                                    2006          2005
                                                                 -----------   -----------
Net sales:
      Retail                                                     $   186,181   $   160,779
      Play & Music                                                     2,767         2,187
                                                                 -----------   -----------
       Total net sales                                               188,948       162,966
Cost of goods sold, including buying and occupancy expenses          (98,517)      (98,336)
                                                                 -----------   -----------
       Gross profit                                                   90,431        64,630
Selling, general and administrative expenses                         (63,285)      (56,621)
                                                                 -----------   -----------
      Operating income                                                27,146         8,009
Other income                                                           1,291           206
                                                                 -----------   -----------
      Income before income taxes                                      28,437         8,215
Income tax expense                                                   (10,554)       (2,936)
                                                                 -----------   -----------
      Income from continuing operations                               17,883         5,279
Income from discontinued operations, net of tax                            -           239
                                                                 -----------   -----------
      Net income                                                 $    17,883   $     5,518
                                                                 ===========   ===========
Basic per share amounts:
Income from continuing operations                                $      0.55   $      0.17
Income from discontinued operations, net of tax                            -          0.01
                                                                 -----------   -----------
Net income                                                       $      0.55   $      0.18
                                                                 ===========   ===========
Diluted per share amounts:
Income from continuing operations                                $      0.53   $      0.17
Income from discontinued operations, net of tax                            -          0.01
                                                                 -----------   -----------
Net income                                                       $      0.53   $      0.18
                                                                 ===========   ===========
Weighted average shares outstanding:
      Basic                                                           32,491        31,166
      Diluted                                                         33,596        31,502

Number of stores at end of period                                        672           647

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                                 (In thousands)
                                   (Unaudited)

                                                                  APRIL 29,    JANUARY 28,    APRIL 30,
                                                                    2006           2006         2005
                                                                 -----------   -----------   -----------
CURRENT ASSETS
      Cash and cash equivalents                                  $    14,453   $    32,037   $    33,759
      Marketable securities                                          156,860       115,000        45,000
      Accounts receivable                                             10,120        12,027        11,333
      Merchandise inventories                                         78,220       100,474        73,116
      Prepaid income taxes                                                 -         5,285         2,454
      Prepaid expenses and deferred taxes                              7,626         7,225         5,889
      Current assets of discontinued operations                            -           479         1,601
                                                                 -----------   -----------   -----------
       Total current assets                                          267,279       272,527       173,152
                                                                 -----------   -----------   -----------
Property and Equipment, net                                          148,464       146,055       146,758
Lease Rights, Deferred Taxes and Other Assets                          5,350         6,196        13,910
                                                                 -----------   -----------   -----------
      Total Assets                                               $   421,093   $   424,778   $   333,820
                                                                 ===========   ===========   ===========
CURRENT LIABILITIES
      Accounts payable                                           $    29,601   $    45,186   $    20,698
      Accrued liabilities                                             56,636        55,303        35,958
      Current liabilities of discontinued operations                       -           732         3,906
      Income Tax Payable                                               3,681             -             -
                                                                 -----------   -----------   -----------
       Total current liabilities                                      89,918       101,221        60,562
                                                                 -----------   -----------   -----------
LONG TERM LIABILITIES
      Deferred rent and other liabilities                             49,172        48,480        49,220

Stockholders' Equity                                                 282,003       275,077       224,038
                                                                 -----------   -----------   -----------
      Total Liabilities and Stockholders' Equity                 $   421,093   $   424,778   $   333,820
                                                                 ===========   ===========   ===========